EXHIBIT 11
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COMPUTATION OF EARNINGS PER SHARE


LILLY INDUSTRIES, INC.
(In thousands, except per share data)


                                 Three Months Ended    Six Months Ended
                                 May 31    May 31      May 31   May 31
                                  1994      1993       1994      1993


Primary:
 Average shares outstanding--
  Note A                        22,670    22,361         22,623   22,305

 Net income                    $ 5,786   $ 4,106       $  8,927  $ 6,394
 Net income per common share--
  Note A                       $  0.26   $  0.18       $   0.39  $  0.29
                               =======   =======       =======   =======

Average shares outstanding--
 Note A                         22,670    22,361         22,623   22,305
Dilutive stock options based
 on treasury stock method
 using average market
 price--Note A                     603       574            615      576
                               -------   -------        -------   -------
                                23,273    22,935         23,238   22,881

 Net income                    $ 5,786   $ 4,106       $  8,927  $ 6,394
 Net income per common
  and common equivalent
  share--Note A                $  0.25   $  0.18       $   0.38  $  0.28
                               =======   =======        =======   =======

Fully diluted:
 Average shares outstanding--
  Note A                        22,670    22,361         22,623    22,305
 Dilutive stock options based
  on the treasury stock
  method using the higher
  of quarter end or average
  market price--Note A             630       574            637       595
                               -------   -------        -------   -------
                                23,300    22,935         23,260    22,900

 Net income                    $ 5,786   $ 4,106        $ 8,927   $ 6,394
 Net income per common
  and common equivalent
  share--Note A                $  0.25   $  0.18        $  0.38   $  0.28
                               =======   =======        =======   =======

Note A--Share and per share amounts have been adjusted to reflect the three-for-two stock split distributed June 1, 1994.

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